Exhibit 99.1

AeroVironment Provides FTUAS and Business Update

Company Remains Well Positioned for Growth Despite FTUAS Loss

ARLINGTON, Va., May 25, 2023 – AeroVironment, Inc. (NASDAQ: AVAV) today announced that the company’s JUMP 20 Medium UAS was not selected by the U.S. Army to proceed further within the Future Tactical Unmanned Aircraft System (FTUAS) Program Increment 2, the next development phase of the FTUAS program. Despite this news, the company had a strong close to its fiscal year 2023, ended April 30, 2023, achieving all key financial metrics. This outcome does not have a material impact on the company’s near-term outlook and AeroVironment remains poised for at least 15% top-line and robust bottom-line growth in fiscal 2024.

“While we are extremely disappointed with the US Army’s decision, we respect it. We are now fully assessing the US Army’s evaluation process to determine our next steps,” said Wahid Nawabi, AeroVironment chairman, president and chief executive officer. “We remain convinced that our JUMP 20 system is the best-in-class Group 3 UAS on the market and we will continue investing in the platform to ensure it remains the top performing solution for our customers.”

AeroVironment maintains a positive outlook for the group 2/3 UAS market going forward. International opportunities and engagements for JUMP 20 systems continue to grow, and the company remains well-positioned to pursue additional domestic programs. “Our JUMP 20 has an unmatched ability to carry multiple armed payloads, including our Switchblade loitering munitions,” continued Nawabi. “We also recently incorporated autonomy functionality and other upgrades to improve operations in highly contested environments.”

Given AeroVironment’s broad portfolio of innovative unmanned solutions – and numerous contracts in the pipeline – the company expects to continue generating strong returns for shareholders.

ABOUT AEROVIRONMENT, INC.

AeroVironment (NASDAQ: AVAV) is a global leader in intelligent multi-domain robotic systems, uncrewed aircraft and ground systems, sensors, software analytics and connectivity. Headquartered in Arlington, Virginia, AeroVironment delivers actionable intelligence so our customers can proceed with certainty. For more information, visit www.avinc.com.

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FORWARD-LOOKING STATEMENTS

This press release contains "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain words such as “believe,” “anticipate,” “expect,” “estimate,” “intend,” “project,” “plan,” or words or phrases with similar meaning. Forward-looking statements are based on current expectations, forecasts and assumptions that involve risks and uncertainties, including, but not limited to, economic, competitive, governmental and technological factors outside of our control, that may cause our business, strategy or actual results to differ materially from the forward-looking statements.

Factors that could cause actual results to differ materially from the forward-looking statements include, but are not limited to, the impact of our ability to successfully integrate acquisitions into our operations and avoid disruptions from acquisition transactions that will harm our business; any disruptions or threatened disruptions to our relationships with our distributors, suppliers, customers and employees, including shortages in components for our products; the ability to timely and sufficiently integrate international operations into our ongoing business and compliance programs; reliance on sales to the U.S. government, including uncertainties in classification, pricing or potentially burdensome imposed terms for certain types of government contracts; availability of U.S. government funding for defense procurement and R&D programs; changes in the timing and/or amount of government spending; our reliance on limited relationships to fund our development of HAPS UAS; our ability to perform under existing contracts and obtain new contracts; risks related to our international business, including compliance with export control laws; potential need for changes in our long-term strategy in response to future developments; the extensive regulatory requirements governing our contracts with the U.S. government and international customers; the consequences to our financial position, business and reputation that could result from failing to comply with such regulatory requirements; unexpected technical and marketing difficulties inherent in major research and product development efforts; the impact of potential security and cyber threats or the risk of unauthorized access to our, our customers’ and/or our suppliers’ information and systems; changes in the supply and/or demand and/or prices for our products and services; increased competition; uncertainty in the customer adoption rate of commercial use unmanned aircraft systems; failure to remain a market innovator, to create new market opportunities or to expand into new markets; unexpected changes in significant operating expenses, including components and raw materials; failure to develop new products or integrate new technology into current products; unfavorable results in legal proceedings; our ability to respond and adapt to unexpected legal, regulatory and government budgetary changes, including those resulting from the COVID-19 pandemic or future pandemics, such as supply chain disruptions and delays, potential governmentally-mandated shutdowns, travel restrictions and site access, diversion of government resources to non-defense priorities, and other business restrictions affecting our ability to manufacture and sell our products and provide our services; our ability to comply with the covenants in our loan documents; our ability to attract and retain skilled employees; the impact of inflation; and general economic and business conditions in the United States and elsewhere in the world; and the failure to establish and maintain effective internal control over financial reporting. For a further list and description of such risks and uncertainties, see the reports we file with the Securities and Exchange Commission. We do not intend, and undertake no obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise.

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CONTACTS

Ashley Riser

AeroVironment, Inc.

+1 (805) 750-6176

pr@avinc.com

Jonah Teeter-Balin

+1 (805) 520-8350 x4278

https://investor.avinc.com/contact-us

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